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                                   EXHIBIT 9



                               February 12, 1999


                         OPINION AND CONSENT OF COUNSEL



Pacific Advisors Fund Inc.
206 North Jackson Street, Suite 201
Glendale, California  91206

Gentlemen:

     This opinion is given in connection with the filing by Pacific Global Fund, Inc. d/b/a Pacific Advisors Fund Inc., a Maryland corporation ("Fund"), of Post-Effective Amendment No. 10 to its Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 ("1933 Act") and Amendment No. 11 under the Investment Company Act of 1940 ("194- Act") relating to the registration of an indefinite number of authorized shares of common stock, at a par value of one cent ($.01) per share, of a new series of the Fund, which is designated the "Growth Fund".

     We have examined the following: the Fund's Articles of Incorporation; the Fund's By-Laws; the Fund's Articles Supplementary to the Articles of Incorporation, dated February 8, 1999, certifying that, among other things, the Fund's Board of Directors has adopted a resolution authorizing the establishment and designation of the Growth Fund; Post-Effective Amendment No. 10 to the Registration Statement under the 1933 Act and Amendment No. 11 under the 1940 Act on Form N-1A to be filed with the Securities and Exchange Commission on or about February 12, 1999; the Fund's Certificate of Incorporation, as filed with the Secretary of State of the State of Maryland; the Fund's By-Laws; pertinent provisions of the laws of the State of Maryland; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

     Based on such examination, we are of the opinion that:

     1. The Fund is a Maryland corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; and

     2. The Class A and Class C Growth Fund Shares to be offered for sale by the Fund, when issued in the manner contemplated by the


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          Registration Statement (including the post-effective amendments thereto) will be legally issued, fully-paid and non-assessable.



     This letter expresses our opinion as to the Maryland General Corporation Code governing matters such as the due organization of the Fund and the authorization and issuance of shares of common stock, but does not extend to the securities or "Blue Sky" laws of the State of Maryland or to federal securities or other laws.

     We consent to the use of this opinion as an exhibit to the Registration Statement.



                                   Very truly yours,

                                   /s/ Jorden Burt Boros Cicchetti Berenson
                                        & Johnson LLP
                                   ----------------------------------------
                                   JORDEN BURT BOROS CICCHETTI
                                      BERENSON & JOHNSON LLP